Exhibit 99.1
PowerSecure Extends Credit Facility to 2013
Wake Forest, N.C. — November 16, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today announced it has completed a multi-year extension of its $50 million revolving credit facility, revising the facility’s expiration date from November 12, 2011 to November 12, 2013. The extension continues the Company’s access to significant capital resources to finance strategic growth initiatives across its business platforms. The facility is backed by a bank syndicate led by Citibank (as Administrative Agent and Co-Syndication Agent), and includes Suntrust Bank (as Co-Syndication Agent), and BB&T (as Documentation Agent).
The facility was extended on similar terms to its previous structure, including $50 million of total revolving debt capacity, and the ability to further extend the facility beyond its November 12, 2013 revolver expiration for amounts related to capital invested in PowerSecure-owned Interactive Distributed Generation systems, by converting these amounts into a term loan due two-years after the revolver expires (in effect, providing financing through November 12, 2015 for Company-owned recurring revenue projects). The facility extension also includes minor changes to update financial covenants, interest rates, and investment baskets, including: 1) a reduction in the fixed charge covenant to provide the Company with more favorable allowances, 2) an increase in the tangible net worth covenant to reflect the Company’s higher level of tangible net worth since the facility was initially established, 3) a modest twenty-five basis point increase in the Company’s interest rate reflecting current conditions in the banking markets, and 4) a refresh of the Company’s $20 million acquisition allowance without lender consent.
As is customary with facilities of this type, the Company must maintain certain levels of profitability and EBITDA ratios, asset levels, and tangible net worth levels in order to be in compliance with the terms of the underlying credit agreement and to fully utilize the facility. The terms and a copy of the facility extension, which was accomplished through an amendment of the Company’s previous credit facility, are contained in a current report on Form 8-K filed with the Securities and Exchange Commission.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased to announce this extension of our credit facility, which reflects our strong financial position and provides us with the on-going ability to invest in growth opportunities across our business areas. We are extremely proud to be backed by such a strong bank group, and we are grateful to Citibank, Suntrust, and BB&T for their confidence in us to extend our facility through 2013.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and continuing availability of the credit facilities discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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